UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 15, 2006
Date of Report (Date of earliest event reported)
MSX International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-49821	38-3323099
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1950 Concept Drive, Warren, Michigan
(Address of principal executive offices)
48091
(Zip Code)
(248) 299-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURE
Fifth Amendment to Amended & Restated Credit Agreement

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On March 15, 2006, MSX International, Inc. (the “Company”) completed the Fifth Amendment (the “Fifth Amendment”) to the Amended and Restated Credit Agreement dated as of August 1, 2003 (the “Credit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as agent, and the other parties signatory thereto, as amended.
     The Credit Agreement was amended to, among other things:
•	Extend the maturity date of the Credit Agreement from August 1, 2006 to January 15, 2007;

•	Reduce the aggregate commitments under the Credit Agreement from $45 million to $25 million subject to limitations based on domestic accounts receivable and cash collateral held in blocked accounts in connection with prepayments of obligations under the Credit Agreement;

•	Allow for future permanent reductions of commitment and related borrowings via use of funds from any asset sales held in blocked accounts by the bank; and

•	Modify certain covenants and restrictions on the Company’s ability to borrow under the Credit Agreement, including the elimination of all commitments related to non-domestic subsidiaries of the Company.
     In connection with the amendment, the Company utilized $8.3 million of restricted funds from prior asset sales held in a blocked account to permanently reduce debt outstanding under the Credit Agreement. Aggregate commitments after the completion of the Fifth Amendment remain at $25 million.
     The Fifth Amendment contains certain representations and warranties and ratifications and confirmations that the Credit Agreement otherwise remains in full force and effect.
     The descriptions set forth above are qualified in their entirety by the Fifth Amendment filed herewith as exhibit 10.1.
ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
     (c) Exhibits:
10.1	Fifth Amendment to Amended and Restated Credit Agreement dated as of March 15, 2006 among the Company, JPMorgan Chase Bank, N.A. and the other parties signatory thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.
Dated: March 20, 2006
MSX INTERNATIONAL, INC.

By:	/s/ Frederick K. Minturn

Frederick K. Minturn
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Fifth Amendment to amended and Restated Credit Agreement dated as of March 15, 2006 among the Company, JPMorgan Chase Bank, N.A. and the other parties signatory thereto.